UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): November 6, 2006
Global Telecom & Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	202096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On November 6, 2006, Global Telecom & Technology, Inc. (the “Company”) entered into an agreement to establish the employment terms and conditions with David Ballarini, who had been serving as the Company’s interim chief financial officer and will continue to do so on an at-will basis. The employment agreement provides that Mr. Ballarini’s duties as chief financial officer are to include: (1) directing the overall financial plans and accounting practices of an organization, (2) overseeing treasury, accounting, budget, tax and audit activities of the organization and subsidiaries, (3) overseeing financial and accounting system controls and standards and ensures timely financial and statistical reports for management and/or the board of director’s use and (4) managing the Company’s finance groups in the United States and in the United Kingdom.
     Pursuant to the terms of the employment agreement, Mr. Ballarini will receive a salary of $6,000 for service from October 16, 2006 through October 31, 2006, $12,000 for service from November 1, 2006 through November 30, 2006, and $15,000 per month for each calendar month of service thereafter.
     The employment agreement provides that Mr. Ballarini will devote his best efforts and as much time as is required to execute his responsibilities and duties under the agreement. Mr. Ballarini is permitted to continue to serve as a Principal of Mercator Capital, LLC provided that such engagement does not interfere with his responsibilities under the employment agreement. Pursuant to the terms of the employment agreement, Mr. Ballarini also entered into a confidentiality and noncompetition agreement with the Company effective upon the commencement of his employment.
     The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
     On November 6, 2006, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics for the Company (the “Code”). The Code is attached hereto as Exhibit 14.1 and is posted on the Company’s website at www.gt-t.net.
     The Code provides, among other things, that officers and employees of the Company shall avoid conflicts of interest in the performance of their duties. The Code states that it is generally a conflict of interest for an officer or employee of the Company to work simultaneously for a competitor, customer, or supplier and that no officer or employee may work for a competitor as a consultant or board member.
     The Company’s Chairman of the Board and Executive Chairman, H. Brian Thompson, currently serves on the boards of directors of Comsat International, Inc., Sonus Networks, Inc. and Bell Canada International, Inc, each a communications company and potentially a competitor of the Company. In light of the fact that Mr. Thompson’s relationships with such potential competitors existed prior to the adoption of the Code, the Board of Directors of the Company determined that Mr. Thompson’s service on these other boards of directors would not interfere with the performance of his duties with the Company. Accordingly, the Board of Directors, with Mr. Thompson abstaining, granted a waiver to the conflicts of interest provision of the Code with respect to for Mr. Thompson’s continuous service as a director of these companies.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Employment Agreement for David Ballarini, dated November 3, 2006
14.1	Code of Business Conduct and Ethics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 8, 2006

GLOBAL TELECOM & TECHNOLOGY, INC.
By:	/s/ D. Michael Keenan
D. Michael Keenan
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement for David Ballarini, dated November 3, 2006
14.1	Code of Business Conduct and Ethics